Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Brett Ellis (866) 377-3747 bellis@fairpoint.com

Media Contact:	Rose Cummings (704) 602-7304 rcummings@fairpoint.com

FAIRPOINT COMMUNICATIONS ANNOUNCES MANAGEMENT CHANGES

John P. Crowley Resigns to Join International Financial Firm
Lisa R. Hood Named Acting CFO

CHARLOTTE, N.C. (July 24, 2008) – FairPoint Communications, Inc. (NYSE: FRP) today announced that John Crowley, executive vice president and Chief Financial Officer (CFO), has tendered his resignation effective August 15, 2008. Lisa Hood, senior vice president and controller, has been appointed acting Chief Financial Officer. FairPoint has engaged Russell Reynolds Associates to assist in the search for a new Chief Financial Officer.

Crowley, who joined FairPoint in 2005, will be joining Bethesda, Maryland-based Financial Markets International, an international law and economics consulting firm, specializing in helping emerging market countries achieve economic growth and development through reliance on market mechanisms and international best practices. In his new position, Crowley will focus on industrial restructuring and capital markets activities focused on the Ukrainian marketplace. He will be splitting his time equally between the United States and Kiev, Ukraine.

Commenting on Crowley’s resignation, Gene Johnson, chairman and CEO of FairPoint Communications, Inc., stated, “John has been an instrumental part of FairPoint’s growth, helping to financially engineer more than six transactions during his tenure, including the recently completed transaction in which FairPoint acquired Verizon Communications’ landline and certain related operations in Maine, New Hampshire and Vermont.  We truly benefited from the depth and breadth of his finance experience.”

“John leaves FairPoint in sound financial condition with a strong balance sheet, appropriate leverage and stable cash flows. On a personal note, I truly appreciate John’s contributions, dedication and friendship. He has a long history in Eastern European business transactions and a passion for international finance and we all wish him the best.”

Lisa Hood joined FairPoint in 1993 and currently serves as senior vice president and controller. She has been responsible for financial planning and budget management for both the legacy companies and the newly acquired northern New England properties. Hood previously served as controller for the legacy FairPoint companies and as chief operating officer for the same.

Johnson, commented, “Lisa has been with FairPoint for 15 years and has served with distinction in many positions, handling a diverse range of responsibilities. She has proven herself time and time again and we believe she is well suited to fill this role until a permanent replacement can be named.”

About FairPoint
FairPoint Communications, Inc. is an industry leading provider of communications services to communities across the country. Today, FairPoint owns and operates 32 local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, television and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.FairPoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Quarterly Report on Form 10-Q on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

Source: FairPoint Communications, Inc., www.fairpoint.com.

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